UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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AMAG Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 4, 2019

AMAG Urges Shareholders to Sign and Return the GREEN Consent Revocation Card

Dear AMAG Shareholder,

AMAG Pharmaceuticals’ Board and Management team have been executing on a strategic plan to thoughtfully transform and position the Company for long-term success. This ambitious strategy has focused on core product growth, innovation and investment to deliver shareholder value. In just the last year, we are seeing results: driving market expansion for current products, an FDA approval for a brand new product and the addition of two new valuable assets to the portfolio. With the expectation that the Company will be EBITDA neutral next year, AMAG believes that shareholders are on the verge of reaping the rewards of this bold plan, positioning the Company for sustainable growth and significant long-term value creation. To continue on this transformational path with the recently refreshed AMAG Board of Directors, AMAG recommends that shareholders sign and return the enclosed GREEN consent revocation card.

If you receive a white consent card, please discard it.

sign and return AMAG’s GREEN Consent Revocation Card

If you have any questions or require assistance, please contact AMAG’s proxy solicitor, Innisfree M&A Incorporated, by calling toll-free at (877) 750-0926 or collect at (212) 750-5833.

Sincerely,

Gino Santini	William K. Heiden
Chairman of the Board	President and Chief Executive Officer

If you have any questions or need assistance in executing your revocation,

please call our proxy solicitor,

INNISFREE M&A INCORPORATED,

TOLL-FREE at 1-877-750-0926.

Important Additional Information and Where to Find It

In connection with the consent solicitation initiated by Caligan, AMAG Pharmaceuticals, Inc. (“AMAG” or the “Company”) has filed a consent revocation statement and accompanying GREEN consent revocation card and other relevant documents with the Securities and Exchange Commission (the “SEC”). SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING GREEN CONSENT REVOCATION CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the definitive consent revocation statement, any amendments or supplements to the consent revocation statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov or the Company’s website at http://ir.amagpharma.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Forward-Looking Statements

This communication contains forward-looking information about AMAG within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, the belief that any corporate action taken must be for the benefit of all Company shareholders and must be rooted in a strong understanding of the pharmaceutical industry, AMAG’s business and its important milestones ahead, beliefs about AMAG’s strategy and long-term value creation, beliefs about AMAG’s strategic plan and implementation thereof, beliefs about AMAG’s financial profile and its Board and expectations as to and beliefs about the consent solicitation are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, the impact and results of the consent solicitation and other activism activities by Caligan and/or other activist investors; as well as those risks identified in AMAG’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2018, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 and subsequent filings with the SEC which are available at the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

About AMAG

AMAG is a pharmaceutical company focused on bringing innovative products to patients with unmet medical needs. The company does this by leveraging its development and commercial expertise to invest in and grow its pharmaceutical products across a range of therapeutic areas, including women’s health. For additional company information, please visit www.amagpharma.com.